Exhibit (e)(3)

CONFIDENTIAL

AMENDMENT 8

This amendment (the “Amendment”) between the parties signing below (“Parties”) amends the Existing Agreement as of [ ], 2022 (“Effective Date”):

Term	Means
“Existing Agreement”	The Distribution Agreement between ALPS and each Trust dated April 16, 2018, as amended

“ALPS”	ALPS Distributors, Inc.

“Trust”	Goldman Sachs ETF Trust Goldman Sachs ETF Trust II

Except as amended hereby, all terms of the Existing Agreement remain in full force and effect. This Amendment includes the amendments in Schedule A and general terms in Schedule B.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives.

Goldman Sachs ETF Trust	ALPS Distributors, Inc.

By:	By:

Name:	Name:

Title:	Title:

Goldman Sachs ETF Trust II

By:

Name:

Title:

Schedule A to this Amendment

Effective as of the Effective Date, the Existing Agreement is amended as follows:

1.

The Parties hereby agree to add “Goldman Sachs ETF Trust II” as a Party to the Existing Agreement and “Goldman Sachs ETF Trust II” accepts such addition and accepts the terms of the Existing Agreement.

2.	The first paragraph of the Existing Agreement shall hereby be deleted in its entirety and replaced with the following:

3.

“THIS AGREEMENT (the “Agreement”) is made as of April 16, 2018, as amended, between Goldman Sachs ETF Trust, Goldman Sachs ETF Trust II (each of Goldman Sachs ETF Trust and Goldman Sachs ETF Trust II is a Delaware statutory trust (each shall be referred to as a “Trust”)), and ALPS Distributors, Inc., a Colorado corporation (“ALPS”).”

4.	All references in the Existing Agreement, including Exhibit 1 thereto, to “the Trust” and “The Trust” shall hereby be replaced with “each Trust” and “Each Trust”, respectively.

5.	Appendix A to Exhibit 1 entitled “List of Funds” is deleted and replaced with the following:

APPENDIX A

LIST OF FUNDS

GOLDMAN SACHS ETF TRUST

Goldman Sachs Access China Bond ETF

Goldman Sachs Access Emerging Markets Local Currency Bond ETF

Goldman Sachs Access Emerging Markets USD Bond ETF

Goldman Sachs Access High Yield Corporate Bond ETF

Goldman Sachs Access Inflation Protected USD Bond ETF

Goldman Sachs Access Investment Grade Corporate 10+ Year Bond ETF

Goldman Sachs Access Investment Grade Corporate 1-5 Year Bond ETF

Goldman Sachs Access Investment Grade Corporate Bond ETF

Goldman Sachs Access Treasury 0-1 Year ETF

Goldman Sachs Access U.S. Aggregate Bond ETF

Goldman Sachs Access U.S. Treasury Bond ETF

Goldman Sachs ActiveBeta® Europe Equity ETF

Goldman Sachs ActiveBeta® International Equity ETF

Goldman Sachs ActiveBeta® Japan Equity ETF

Goldman Sachs ActiveBeta® U.S. Large Cap Equity ETF

Goldman Sachs ActiveBeta® U.S. Small Cap Equity ETF

Goldman Sachs ActiveBeta® U.S. Low Vol Plus Equity ETF

Goldman Sachs ActiveBeta® Emerging Markets Equity ETF

Goldman Sachs ActiveBeta® Paris Aligned U.S. Large Cap Equity ETF

Goldman Sachs Bloomberg Clean Energy Equity ETF

Goldman Sachs Energy Infrastructure Enhanced ETF

Goldman Sachs Equal Weight U.S. Large Cap Equity ETF

Goldman Sachs Future Consumer Equity ETF

Goldman Sachs Future Health Care Equity ETF

Goldman Sachs Future Planet Equity ETF

Goldman Sachs Future Real Estate and Infrastructure Equity ETF

Goldman Sachs Future Tech Leaders Equity ETF

Goldman Sachs Hedge Industry VIP ETF

Goldman Sachs Innovate DeFi and Blockchain Equity ETF

Goldman Sachs Innovate Equity ETF

Goldman Sachs JUST U.S. Large Cap Equity ETF

Goldman Sachs MarketBeta Emerging Markets Equity ETF

Goldman Sachs MarketBeta International Equity ETF

Goldman Sachs MarketBeta International Small Cap Equity ETF

Goldman Sachs MarketBeta U.S. Equity ETF

Goldman Sachs Access Total Bond Market ETF

Goldman Sachs Access Ultra Short Bond ETF

GOLDMAN SACHS ETF TRUST II

Goldman Sachs MarketBeta U.S. 1000 Equity ETF

Schedule B to this Amendment

General Terms

1.	Capitalized terms not defined herein shall have the meanings given to them in the Existing Agreement.

2.

The Amendment shall not be modified, supplemented, amended or interpreted in accordance with, any industry custom or practice, or any internal policies or procedures of any Party. This Amendment (including any attachments, schedules and addenda hereto), along with the Existing Agreement, as amended, contains the entire agreement of the Parties and thus governs the Parties’ duties and obligations with respect to the subject matter hereof and supersedes all previous communications, representations, understandings and agreements, either oral or written, between the Parties with respect thereto.

3.

This Amendment may be executed in counterparts, each of which when so executed will be deemed to be an original. Such counterparts together will constitute one agreement. Signatures may be exchanged via facsimile or electronic mail and signatures so exchanged shall be binding to the same extent as if original signatures were exchanged.

4.

This Amendment and any dispute or claim arising out of or in connection with it, its subject matter or its formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the laws of the same jurisdiction as the Existing Agreement.